Exhibit 24
POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
Know all by these presents that the undersigned hereby constitutes and appoints each of David L. Pitts, Gregory F. Conaway, Gerald A. Morton and Marcus G. Bolinder, or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact:

(1)
to prepare, execute, and submit, in the undersigned’s name and for and on behalf of the undersigned, a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the “SEC”) of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated thereunder;

(2)
to prepare, execute, and submit, for and on behalf of the undersigned in the undersigned’s capacity as an officer or director, as the case may be, of Carrizo Oil & Gas, Inc. (the “Company”), Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated thereunder;

(3)
to do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, execute, and submit any such Form 3, 4, or 5, to prepare, execute, and submit any amendment or amendments thereto, to file such form with the SEC and any stock exchange or similar authority, and to provide a copy as required by law or advisable to such persons as such attorney-in-fact deems appropriate; and

(4)
to take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their respective substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated thereunder. The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to such attorney-in-fact.
This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of the date written below.

/s/ Frances Aldrich Sevilla-Sacasa
Signature
Frances Aldrich Sevilla-Sacasa
Print Name
March 23, 2018
Date

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